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Exhibit 99.2

CONSENT OF THE KAFAFIAN GROUP

Asia Bancshares, Inc.
135-34 Roosevelt Avenue
Flushing, New York 11354
Attention: The Board of Directors

RE:
Joint Proxy Statement/Prospectus of Cathay General Bancorp ("Cathay") and Asia Bancshares, Inc. ("Asia Bancshares") which forms Amendment Number 3 to the Registration Statement on Form S-4 of Cathay File Number 333-203091 (the "Registration Statement").

        Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated January 20, 2015, to the Board of Directors of Asia Bancshares as Appendix B to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission and the references to our firm and our opinion, including the quotation or summarization of such opinion, under the headings "THE MERGER—Background of the Merger," "THE MERGER—Asia Bancshares' Reasons for the Merger" and "THE MERGER—Opinion of The Kafafian Group to Asia Bancshares' Board." The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission and not to any additional amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any additional amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

        In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
The Kafafian Group, Inc.

Dated: June 10, 2015

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  Exhibit 99.2
CONSENT OF THE KAFAFIAN GROUP